UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                 July 27, 2016

Commission File Number of issuing entity: 333-208503-01

Central Index Key Number of issuing entity: 0001174821

CHASE ISSUANCE TRUST

(Issuing Entity of the Notes)

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or
organization)

c/o Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

(Address of principal executive offices)

Commission File Number of depositor: 333-208503

Central Index Key Number of depositor: 0001658982

CHASE CARD FUNDING LLC

(Exact name of depositor as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or
organization)

Chase Card Funding LLC

201 North Walnut Street

Wilmington, Delaware 19801

(Address of principal executive offices)

(302) 282-6545

(Telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last
report)

Central Index Key Number of sponsor: 0000869090

CHASE BANK USA, NATIONAL ASSOCIATION

(Exact name of sponsor as specified in its charter)

United States

(State or other jurisdiction of incorporation or
organization)

Chase Bank USA, National Association

201 North Walnut Street

Wilmington, DE 19801

(Address of principal executive offices)

N.A.

(I.R.S. Employer Identification No. of the issuing entity)

N.A.

(I.R.S. Employer Identification No. of the depositor)

22-2382028

(I.R.S. Employer Identification No. of the sponsor)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01    Other Events

On July 27, 2016, Chase Issuance Trust, as issuing entity, Chase Card Funding LLC, as depositor and transferor, and Chase Bank USA, National Association, as sponsor, originator, administrator and servicer, completed the securitization of approximately $850,000,000 of credit card receivables. The securitization consists of $850,000,000 Class A(2016-4) notes.

The Class A(2016-4) notes are part of a series of notes called the CHASEseries. The CHASEseries consists of Class A notes, Class B notes and Class C notes. The Class A(2016-4) notes are a tranche of the Class A notes of the CHASEseries.

Chase Bank USA, National Association services the receivables that are included in the securitization and will continue to service the accounts associated with such receivables following the securitization.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statement and Exhibits.

The following exhibit is filed as a part of this report:

(4.1)

Class A(2016-4) Terms Document, dated as of July 27, 2016, by and between Chase Issuance Trust, as issuing entity, and Wells Fargo Bank, National Association, as indenture trustee and as collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHASE CARD FUNDING LLC,
as Depositor and Transferor of the Chase Issuance Trust

By:	/s/ Brent L. Barton
	Name:	Brent L. Barton
	Title:	Chief Executive Officer

Date: July 27, 2016